Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Reinvent BP Plan and Reinvent BP Plan (B) of BP p.l.c. of our report dated 29 March 2018, with respect to the group financial statements of BP p.l.c. included in the Annual Report and Form 20-F for the year ended 31 December 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

London, United Kingdom

19 February 2021